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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               ________________


                                   FORM 8-K
                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report(Date of earliest event reported)   JUNE 18, 1998
                                                     -----------------



                            NORTON MCNAUGHTON, INC.
            (Exact name of registrant as specified in its charter)


               DELAWARE                   0-23440                 13-3747173
               --------                   -------                 ----------
   (State or other jurisdiction        (Commission File        (I.R.S. Employer
 of incorporation or organization)         Number)           Identification No.)



                  463 SEVENTH AVENUE
                    NEW YORK, N.Y.                               10018
                    -------------                                -----
         (Address of principal executive offices)             (Zip Code)



      Registrant's telephone number, including area code: (212) 947-2960
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On June 18, 1998, Norton McNaughton, Inc. (the "Company") completed the acquisition of Jeri-Jo Knitwear Inc. and Jamie Scott, Inc. (collectively "Jeri-Jo"), acquiring substantially all the assets and assuming substantially all the liabilities of the privately-held apparel importers of moderately-priced juniors' and misses' updated sportswear. Jeri-Jo will operate as a separate subsidiary under the direction of current management. The purchase price paid in the Jeri-Jo acquisition was (i) $55.0 million in cash at the closing of the acquisition, (ii) the assumption of indebtedness of $10.9 million for borrowed money and certain other contractual obligations. In addition, the Company agreed to pay an additional contingent payment in cash and its Common Stock, $0.01 par value, in the event that certain earnings targets are achieved by Jeri-Jo for the two years subsequent to the closing of the Jeri-Jo acquisition. The Jeri-Jo purchase agreement requires that the Company pay at least 50% of the required contingent payment in cash. The aggregate contingent payment, if any, payable by the Company is equal to the excess of (1) the sum of (A) five times Jeri-Jo's average EBITDA (as defined in the Jeri-Jo purchase agreement) for the two years ended June 30, 2000, plus (B) 0.50 times any such average EBITDA between $17.0 million and $20.0 million, plus (C) one times any such average EBITDA over $20.0 million, over (2) $55.0 million. The foregoing purchase price and additional contingent payment were determined pursuant to arms-length negotiations among the parties.

     Concurrent with the closing of the acquisition of Jeri-Jo, the Company entered into a $175.0 million secured revolving credit and letter of credit facility with NationsBanc Commercial Corporation, The CIT Group/Commercial Services, Inc. and Fleet Bank N.A. (the "Financing Agreement"). The facility will be used to finance ongoing working capital requirements of the combined entity. The Financing Agreement is a three-year secured revolving credit and letter of credit facility, with interest on outstanding borrowings determined, at the Company's option, based upon stated margins below the prime rate or in excess of LIBOR rates. Initially, the interest rate under the Financing Agreement is 75 basis points below the prime rate (based upon the current prime rate, the interest rate under the Financing Agreement will be 7.75% per annum). Available credit under the Financing Agreement is as follows: revolving credit advances not to exceed $60.0 million, documentary letters of credit not to exceed $130.0 million and stand-by letters of credit not to exceed $45.0 million (including $30.0 million of stand-by letters of credit necessary to secure the Company's cash contingent payment obligation in connection with the Jeri-Jo acquisition), with the aggregate credit available to the Company equal to the lesser of (i) $175.0 million or (ii) the sum of 85% of the eligible accounts receivable and 60% of the eligible inventory.

     The Financing Agreement contains a number of restrictive covenants, including covenants which limit incurrence of liens and indebtedness, limit transactions with affiliates, acquisitions, sales of assets, investments and other restricted payments, and require that the Company maintain certain fixed charge coverage, cash flow coverage and leverage ratios and meet specified minimum levels of working capital and net worth.

     On June 18, 1998, the Company also closed the sale of $125.0 million of 12 1/2% Senior Notes due 2005 (the "Senior Notes"). The proceeds of the sale were used to finance the Jeri-Jo acquisition and to refinance existing indebtedness of the Company and Jeri-Jo. The Senior Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered and sold in the United States absent registration under such act or an applicable exemption from registration. The Company's obligations under the Senior Notes are guaranteed by all of the Company's subsidiaries.

ITEM 5.   OTHER EVENTS

     See Exhibit 99 for press release issued on June 18, 1998.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) & (b)   Financial statements of business acquired and pro-forma
                 financial information.

                 The required financial statements and pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date by which this report must be filed.

     (c)         Exhibit Index

          4.1 Indenture dated as of June 18, 1998 between the Company, the Subsidiary Guarantors named therein and United States Trust Company of New York, as Trustee

          4.2 Exchange and Registration Rights Agreement dated as of June 18, 1998 among the Company, NatWest Capital Markets Limited and ING Baring (U.S.) Securities, Inc.

          10.1 Lease dated June 18, 1998 between 80 Carter Drive Associates and Jeri-Jo Knitwear, Inc.

          10.2 Guaranty of Lease dated June 18, 1998 by the Company in favor of 80 Carter Drive Associates

          10.3 First Amendment dated as of November 21, 1997 to Financing Agreement dated as of September 25, 1997 among the Company, Norton McNaughton of Squire, Inc. ("Squire"), Miss Erika, Inc. ("Miss Erika"), the Lenders from time to time party thereto, NationsBanc Commercial Corporation, as collateral agent for the Lenders ("NationsBanc"), and The CIT Group/Commercial Services, Inc., as administrative agent to the Lenders ("CIT")

          10.4 Second Amendment dated as of January 30, 1998 to Financing Agreement dated as of September 25, 1997 among the Company, Squire, Miss Erika, the Lenders from time to time party thereto, NationsBanc and CIT

          10.5 Fourth Amendment dated as of June 18, 1998 to Financing Agreement dated as of September 25, 1997 among the Company, Squire, Miss Erika, the Lenders from time to time party thereto, NationsBanc and CIT

          10.6 Amended and Restated Financing Agreement dated as of June 18, 1998 among the Company, Squire, Miss Erika, Jeri-Jo Knitwear, Inc., the Lenders from time to time party thereto, NationsBanc, CIT and Fleet Bank N.A., as documentation agent for the Lenders

          99     Norton McNaughton, Inc. Press Release dated June 18, 1998.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NORTON MCNAUGHTON, INC.
                                   -----------------------
                                        (Registrant)


Date: July 2, 1998                 By:/s/ Sanford Greenberg
                                      ---------------------
                                      SANFORD GREENBERG
                                      Chairman of the Board and Chief
                                      Executive Officer
                                      (Principal Executive and Operating
                                       Officer)

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